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                                                                    EXHIBIT 11

             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the inclusion in Part B of the Statement of Additional Information, constituting part of Post-Effective Amendment No. 19 to this Registration Statement on Form N-1A (File No. 33-10472), of our report dated January 30, 1998 on our audit of the financial statements and financial highlights of Longleaf Partners Fund, Longleaf Partners Small-Cap Fund, and Longleaf Partners Realty Fund (the three Funds comprising Longleaf Partners Funds Trust), which report is included in the Annual Report to Shareholders for the year ended December 31, 1997 which is included in the Post-Effective Amendment No. 19 to the Registration Statement. We also consent to the reference to our Firm under the headings, "Independent Certified Public Accoutants" and "Financial Statements" in Part B of the Registration Statement, and in the Financial Highlights Tables contained in Part A of the Registration Statement.





                                                    COOPERS & LYBRAND L.L.P.


Boston, Massachusetts
April 30, 1998